Exhibit 10. 1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of October 22, 2010 is entered into by and among the financial institutions signatory hereto (each a “Lender” and collectively the “Lenders”), BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, “Agent”) and CLEARWATER PAPER CORPORATION, a Delaware corporation (“Borrower”).

RECITALS

A. Borrower, Agent and the Lenders have previously entered into that certain Loan and Security Agreement dated as of November 26, 2008 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B. Borrower has requested that Agent and the Lenders amend the Loan Agreement, which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

C. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Loan Agreement.

(a) The definition of “Deposit Account” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Deposit Account: as defined in the UCC, excluding the Potlatch Escrow Account and the Escrow Account.”

(b) Section 1.1 is hereby amended by inserting the following definitions in their proper alphabetical order:

“7  1/8% Senior Secured Notes Indenture: that certain Indenture, dated as of October 22, 2010, by and among the Borrower and U.S. Bank National Association, as trustee.”

“Escrow Account: as defined in the Escrow, Security and Control Agreement dated as of October 22, 2010 (the “Escrow Agreement”) by and among the Borrower, The Bank of New York Mellon Trust Company, N.A., as escrow agent and securities intermediary, and U.S. Bank National Association, as trustee under the 7 1/8% Senior Secured Notes Indenture.”

(c) Section 2.3.1(b) of the Loan Agreement is hereby amended in its entirety as follows:

“(b) Letters of Credit may be requested by a Borrower only (i) to support obligations of any Borrower or any Guarantor incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.”

(d) Section 10.2.2 of the Loan Agreement is hereby amended by: (1) deleting the “and” at the end of clause (t) of such Section, (2) deleting the “.” at the end of clause (u) of such Section and replacing it with “; and” in lieu thereof, and (4) adding the following clause to the end of such Section:

“(v) Liens granted on the Collateral (as such term is defined in the Escrow Agreement) granted pursuant to the Escrow Agreement entered into for the purpose of holding in escrow the proceeds received from the issuance of the senior notes described in Section 10.2.1(r) and securing thereunder the obligations of the Borrower to the trustee for benefit of holders of such notes.”

2. Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

(a) Amendment. Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Representations and Warranties. The representations and warranties set forth herein must be true and correct.

(c) No Default. No event has occurred and is continuing that constitutes an Event of Default.

(d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

3. Representations and Warranties. Borrower represents and warrants as follows:

(a) Authority. Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Loan Document to which Borrower is a party (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document to which Borrower is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e) No Default. No event has occurred and is continuing that constitutes an Event of Default.

4. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks). The consent to forum and arbitration provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

6. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b) Except as specifically amended above, the Loan Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Agent and the Lenders.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

7. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

8. Estoppel. To induce Lenders to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against Agent or any Lender with respect to the Obligations.

9. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWER

CLEARWATER PAPER CORPORATION, a Delaware corporation

By:	/s/ Linda K. Massman
Name:	Linda K. Massman
Title:	VP Finance, Chief Financial Officer

AGENT AND LENDERS

BANK OF AMERICA, N.A., as Agent and as Lender

By:	/s/ Ron Bornstein
Name:	Ron Bornstein
Title:	Vice President

WELLS FARGO CAPITAL FINANCE, LLC, as Lender

By:	/s/ Tim Guilaniano
Name:	Tim Guilaniano
Title:	Vice President